Exhibit 99.1

PetMed Express Receives Notification of Deficiency from Nasdaq Related to Delayed Filing of Annual Report on Form 10-K

Del Ray Beach, FL, July 3, 2025 — PetMed Express, Inc. (“PetMeds®”) (NASDAQ: PETS) received on July 2, 2025, an expected notice (the “Notice”) from The Nasdaq Stock Market LLC (“Nasdaq”) indicating that, as a result of not having timely filed its Annual Report on Form 10-K for the fiscal year ended March 31, 2025 (the “Form 10-K”), with the Securities and Exchange Commission (“SEC”), the Company is not in compliance with Nasdaq Listing Rule 5250(c)(1) (the “Listing Rule”), which requires timely filing of all required periodic financial reports with the SEC.

The Notice has no immediate effect on the listing or trading of the Company’s common stock on Nasdaq.

The Notice indicated that the Company must submit a plan to regain compliance with the Listing Rule within 60 calendar days, or until September 1, 2025, and following receipt of such plan, Nasdaq may grant an exception of up to 180 calendar days from the Form 10-K due date, or until December 29, 2025, for the Company to regain compliance. On June 16, 2025, the Company filed a Notification of Late Filing on Form 12b-25 indicating that it was unable, without unreasonable effort or expense, to file its Form 10-K by the prescribed due date because the Company is continuing to compile, review, and analyze the information necessary to complete its financial statements and related disclosures to be included in the Form 10-K, as more fully described in the Company’s Current Report on Form 8-K filed with the SEC on July 1, 2025.
While the Company can provide no assurances as to timing, the Company is working diligently to complete its financial statements for its fiscal year ending March 31, 2025, and the Form 10-K and plans to file the Form 10-K as soon as practicable to regain compliance with the Listing Rule.

About PetMed Express, Inc.

Founded in 1996, PetMeds is a pioneer in the direct-to-consumer pet healthcare sector. As a trusted national online pharmacy, PetMeds is licensed across all 50 states and staffed with expert pharmacists dedicated to supporting pet wellness and the veterinarians who serve them. Through its PETS family of brands, the Company offers a comprehensive range of pet health solutions - including top-brand and generic pharmaceuticals, compounded medications, and better-for-your-pet OTC supplements and nutrition. Focused on value, convenience, and care, PetMeds and PetCareRx empower pet parents to help their dogs, cats, and horses live longer, healthier lives. To learn more, visit www.PetMeds.com and www.PetCareRx.com.

Forward Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements. Words such as “may,” “could,” “expect,” “project,” “outlook,” “strategy,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “strive,” “goal,” “continue,” “likely,” “will,” “would” and other similar words and expressions are intended to signify forward-looking statements. Such forward-looking statements are necessarily based upon estimates and assumptions that, while considered reasonable by the Company and its management, are inherently uncertain and are subject to various risks and uncertainties, including: statements regarding the Company’s ability to complete the filing of the Form 10-K within the anticipated time period; the Company’s ability to regain compliance with Nasdaq listing standards; and the time required to complete the Company’s financial statements for its fiscal year ending March 31, 2025. The Company’s future results may also be impacted by other risk factors listed from time to time in the Company’s filings with the SEC, including, but not limited to, the Company's Annual Report on Form 10-K for the year ended March 31, 2024, as well as other subsequent filings on Form 10-Q and periodic filings on Form 8-K. You should not place undue reliance on these forward-looking statements, which apply only as of the date of this press release and should not be relied upon as representing the Company’s views as of any subsequent date. The Company explicitly disclaims any obligation to update any forward-looking statements, other than as may be required by law. If the Company does update one or more forward-looking statements, no inference should be made that the Company will make additional updates with respect to those or other forward-looking statements.

Investor Contact:
ICR, LLC
John Mills
Reed Anderson
(646) 277-1260
investor@petmeds.com